Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is a part of this Post-Effective Amendment No. 113 to Registration Statement No. 002-90649 on Form N-1A of Fidelity Investment Trust, including Fidelity Diversified International Fund and Fidelity Series Emerging Markets Fund.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

March 2, 2009